Exhibit 10.1

BIORA THERAPEUTICS, INC.

FORM OF CONVERTIBLE NOTES EXCHANGE AGREEMENT

FOR NEW NOTES AND COMMON STOCK OR WARRANTS

December 18, 2023

The undersigned (the “Undersigned”), with respect to its accounts set forth on Exhibit A hereto (“Accounts”) (each Account, as well as the Undersigned if it is exchanging Outstanding Notes hereunder, a “Holder”), enters into this Exchange Agreement (this “Agreement”) with Biora Therapeutics, Inc. (the “Company”), as of the date first written above whereby the Holders will exchange outstanding 7.25% Convertible Senior Notes due 2025 issued by the Company (the “7.25% Notes”) for (i) the Company’s new 11.00%/13.00% Convertible Senior Secured Notes due 2028 (the “New Notes”) that will be issued pursuant to the provisions of an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) substantially in the form of Exhibit B between the Company and GLAS Trust Company LLC, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), and secured pursuant to the terms of a security agreement to be dated as of the Closing Date (the “Security Agreement”) in substantially the form of Exhibit C and (ii) either (x) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or (y) one or more warrants to purchase Common Stock in substantially the form of Exhibit D (the “Warrants”).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF NOTES

Section 1.1 Exchange. Upon and subject to the terms set forth in this Agreement, at the Closing, the Undersigned hereby agrees to cause each Holder to deliver to the Company (i) the aggregate principal amount of 7.25% Notes set forth opposite such Holder’s name under the heading “Exchanged Notes for New Notes” on Exhibit A hereto (such principal amount of 7.25% Notes, the “Note Exchanged Notes”) in exchange for, and the Company hereby agrees to issue to the Undersigned, the principal amount of New Notes specified on Exhibit A under the heading “Holder New Notes,” (ii) the aggregate principal amount of 7.25% Notes set forth opposite such Holder’s name under the heading “Exchanged Notes for Equity” on Exhibit A hereto (such principal amount of 7.25% Notes, the “Equity Exchanged Notes,” and together with the Note Exchanged Notes, the “Exchanged Notes”) in exchange for, and the Company hereby agrees to issue to the Holder (or to one or more of such Holder’s Affiliates (as defined below), as directed by the Undersigned or such Holder), (x) the number of shares of Common Stock set forth opposite such Holder’s name under the heading “Holder New Shares” on Exhibit A hereto or (y) one or more Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Holder’s name under the heading “Warrant Shares” on Exhibit A hereto, and (iii) to the extent set forth on Exhibit A, an amount in cash equal to the accrued and unpaid interest on the Exchanged Notes to but excluding the Closing Date (the “Cash Payment”). The aggregate principal amount of New Notes issued to each Holder as set forth on Exhibit A shall be herein referred to as the “Holder New Notes.” The New Notes will bear interest from and including the Closing Date. The shares of Common Stock issued to each

Holder as set forth on Exhibit A shall be referred to as the “Holder New Shares,” the Holder New Shares or the Warrants shall be referred to as the “Equity Consideration.” The Holder New Notes, the Equity Consideration and the Cash Payment shall be collectively referred to as the “Consideration.” The Consideration shall represent satisfaction in full of all principal and interest on the Exchanged Notes from and after the Closing Date. The transactions contemplated by this Agreement, including without limitation the issuance, delivery and acceptance of the Consideration and the exchange and sale of the Exchanged Notes are collectively referred to herein as the “Transactions.”

Section 1.2 Closing. Subject to the satisfaction or valid waiver of all the closing conditions set forth in Article IV hereto, the closing of the Transactions (the “Closing”) shall occur on or before 9:00 a.m. (New York City time) on or before December 19, 2023 or such other date as the parties may mutually agree (the “Closing Date”). At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens and (b) the Company shall deliver to each Holder (or to one or more of such Holder’s Affiliates, as directed by the Undersigned or such Holder) the Consideration as specified on Exhibit A hereto, free and clear of any Liens. Concurrently with the Transaction, the Company is entering and completing other exchange or purchase agreements relating to the Company’s 7.25% Notes (collectively, the “Other Transactions”), including the issuance and sale of New Notes for cash pursuant to one or more note purchase agreements (the “Note Purchase Agreement”). The cancellation of the Exchanged Notes and delivery of the Consideration shall be effected by the electronic exchange of documents at the Closing. At the Closing, (A) each Holder shall deliver the Exchanged Notes via DWAC or physical delivery, (B) the Company shall deliver to each Holder the Holder New Notes specified on Exhibit A hereto in global form through the Depository Trust Company (“DTC”) or, if required pursuant to the Indenture, by physical certificate, (C) the Company shall deliver to each Holder either (x) the Holder New Shares, delivered pursuant to such Holder’s instructions through the DTC or (y) executed Warrants for the portion of the Equity Consideration consisting of Warrants and (D) the Company shall deliver the Cash Payment by wire transfer to the account as instructed by the undersigned (or, if indicated on Exhibit A, by application towards the purchase price under the Purchase Agreement).

Section 1.3 No Joint Liability. The obligations of each Holder under this Agreement are several and not joint, and no Holder shall have liability to any person for the performance or non-performance of any obligation of any other Holder hereunder.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. Each of the Undersigned and such Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account listed as a Holder on Exhibit A, and (b) Exhibit A hereto includes the true, correct and complete name and address of such Holder.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and such Holder, enforceable against the Undersigned and such Holder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). Upon execution and delivery, each other Transaction Document (as defined below) to which it is a party will constitute a legal, valid and binding obligation of the Undersigned and such Holder, enforceable against the Undersigned and such Holder in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Undersigned’s or the applicable Holder’s ability to consummate the Transactions in any material respect.

Section 2.3 Title to the Exchanged Notes. (a) Such Holder is the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto; (b) such Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and any restrictions on transfer arising by operation of applicable securities laws); (c) such Holder has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in and to its Exchanged Notes or (ii) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (d) upon such Holder’s delivery of its Exchanged Notes to the Company pursuant to the Transactions, such Exchanged Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder. To such Holder’s knowledge, the Exchanged Notes set forth on Exhibit A hereto opposite such Holder’s name, together with the Exchanged Notes set forth therein in respect of its Affiliates, if any, comprise all 7.25% Notes currently held by such Holder and its Affiliates.

Section 2.4 Institutional Accredited Investor or Qualified Institutional Buyer. Each Holder is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.5 No Affiliates. The Holder is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. A period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has lapsed since the Outstanding Notes of the Holder were acquired from the Company or from a person known by the Holder or the Undersigned to be an Affiliate of the Company.

Section 2.6 No Prohibited Transactions. The Undersigned and such Holder have not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company or any other person acting on the Company’s behalf regarding the Transactions or this Agreement, and the Undersigned and such Holder shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and such Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and such Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or “Affiliates” of the Undersigned or the applicable Holder that are effectively walled off by appropriate “fire wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Transactions provided by, the Undersigned or the applicable Holder.

Section 2.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), and (b) the Holder has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) the Holder has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Consideration, as applicable, with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Holder and (f) the Holder is not relying, and none have relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Each of the Undersigned and such Holder is able to fend for itself in the Transactions, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Holder New Notes and the Equity Consideration; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Holder New Notes and the Equity Consideration involves a high degree of risk.

Section 2.8 Acknowledgements. The Undersigned acknowledges and agrees on behalf of itself and such Holder that there is no assurance that a public market will exist or continue to exist for the New Notes. Such Holder acknowledges that neither the issuance of the New Notes pursuant to the Transactions nor the issuance of any shares of Common Stock upon conversion of any of the New Notes (the “Conversion Shares”) or the exercise of the Warrants (the “Warrant Shares”) has been registered or qualified under the Securities Act or any state securities laws, and the New Notes and any Conversion Shares or Warrant Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available.

Section 2.9 Taxpayer Information. Such Holder will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.

Section 2.10 Further Action. Each of the Undersigned and such Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trustee or the Company’s transfer agent to be reasonably necessary to complete the Transactions.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Transactions and the Other Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or third party is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except as may be required under any state or federal securities laws.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Upon execution and delivery, the Indenture, the New Notes, the Security Agreement, the Registration Rights Agreement, the Board Observer Agreement, the Supplemental Indenture and (if applicable) the Warrants (this Agreement, together with the Indenture, the New Notes, the Security Agreement, the Registration Rights Agreement, the Board Observer Agreement, the Supplemental Indenture and (if applicable), the Warrants, collectively, the “Transaction Documents”) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of the Transaction Documents and consummation of the transactions contemplated thereby will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries, taken as a whole or affect the Company’s ability to consummate the Transactions in any material respect. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

Section 3.3 Validity of Holder New Notes. The issuance of the Holder New Notes has been duly authorized by the Company and, when executed by the Company and authenticated in accordance with the provisions of the Indenture and delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Holder New Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions, and will be free of any Liens created by the Company, and the issuance of the Holder New Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.4 Validity of Conversion Shares. The maximum number of Conversion Shares issuable upon conversion of the New Notes has been duly authorized and reserved by the Company for issuance upon conversion of the Holder New Notes and, when issued upon conversion of the Holder New Notes in accordance with the terms of the Holder New Notes and the Indenture, will be validly issued, fully paid and non-assessable and free of any Liens created by the Company, and the issuance of any such Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.5 Validity of Holder New Shares. To the extent the Holders are receiving Holder New Shares, the Holder New Shares have been duly authorized by the Company and, when issued pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of any Liens created by the Company, and the issuance of any such Holder New Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.6 Validity of Warrants and Warrant Shares. To the extent the undersigned is receiving Warrants, the issuance of the maximum number of Warrants has been duly authorized by the Company and, when executed by the Company and delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions, and will be free of any Liens created by the Company, and the issuance of the Warrants will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.7 Private Placement. Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holder New Notes, the Holder New Shares, the Warrants, the Conversion Shares and the Warrant Shares (a) will be issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, (b) will be issued in compliance with all applicable state and federal laws and (c) will, at the Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act and will not be subject to any restricted or similar legend unless, at the time of issuance, the Holder is an Affiliate of the Company. For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Holder New Notes, the Holder New Shares, the Warrants, the Conversion Shares and the Warrant Shares may be tacked onto the holding period of the Exchanged Notes, and the Company agrees not to take a position contrary thereto.

Section 3.8 Listing. At the Closing, the Conversion Shares, the Holder New Shares and the Warrant Shares shall be approved for listing on The Nasdaq Global Market (the “Nasdaq”). At the Closing, the Common Stock is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Nasdaq nor, except as disclosed to the Undersigned, has the Company received any notification that the Nasdaq is contemplating terminating such listing.

Section 3.9 Disclosure. On or before 9:00 a.m. (New York City time) on the first business day following the date of this Agreement (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the Transactions and the Other Transactions (to the extent not previously publicly disclosed) (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company represents to the Holders that such Holders shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the earlier of (i) the filing of such 8-K Filing and (ii) the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holders or any of their Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holders and their Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Holders, the Company shall not disclose the name of the Holders in any filing or announcement, unless such disclosure is in accordance with Section 6.5 below.

Section 3.10 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that relates to or that would reasonably be expected to impede the consummation of the Transaction contemplated hereby.

Section 3.11 SEC Filings; Disclosure. The Company has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis for the most recent twelve-month period. As of their respective filing dates, the Public Filings filed since January 1, 2023 complied in all material respects with applicable accounting requirements and the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), fairly present (subject in the case of unaudited statements to normal, recurring and year end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such Public Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the Transactions and the Other Transactions, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced pursuant to the provisions of the SEC’s Form 8-K which has not been so publicly announced or disclosed on Form 8-K.

Section 3.12 Other Transactions. The Company has provided to the Undersigned true, correct and complete executed copies of all documentation relating to the Other Transactions, which documentation has not been amended, modified or waived in any respect since such execution.

Section 3.13 Certain Approvals. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including without limitation any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constituent documents or the laws of the State of Delaware that are or could become applicable to any Holder as a result of any Holder or the Company fulfilling their respective obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Holder New Notes, the Equity Consideration, the Conversion Shares or the Warrant Shares, as the case may be. In light of Section 2(e) of the Warrants and Section 2.21 of the Indenture, there are no change of control, severance, bonus or similar payments due and payable by the Company as a result of the Company fulfilling its obligations or exercise its rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Holder New Notes, the Equity Consideration, the Conversion Shares or the Warrant Shares, as the case may be.

Section 3.14 Further Action. The Company agrees that (i) it will cancel all 7.25% Notes acquired in connection with the Transactions and the Other Transactions, and (ii) it will, upon request, execute and deliver any additional documents deemed by the Undersigned or the Holder the Trustee or the Company’s transfer agent to be reasonably necessary or desirable to complete the Transactions.

Section 3.15 Solvency. After giving effect to the Transactions, (a) the fair saleable value of the Company’s consolidated assets exceeds the fair value of the Company’s liabilities, (b) the Company will not be left with unreasonably small capital and (c) the Company will be able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance or extensions related thereto).

Section 3.16 No Material Adverse Effect. Since September 30, 2023, except as disclosed in the Public Filings, the Company and its subsidiaries, considered as a single enterprise, have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the legality, validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder or under the Transactions or the Other Transactions on a full and timely basis or on the financial condition, business, assets or results of operations of the Company and its subsidiaries, considered as a single enterprise (collectively, a “Material Adverse Effect”); and (b) except as otherwise disclosed in the Public Filings, neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and none of the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.17 Investment Company Act. The Company is not and, after giving effect to the Transactions and the Other Transactions, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.18 Brokers. No broker, finder or intermediary is entitled to a fee or commission from any Holders in connection with the Transactions.

Section 3.19 Subsidiaries. The Company does not own, directly or indirectly, any subsidiaries, other than Biora Therapeutics UK Limited, which the Company is in the process of dissolving.

Section 3.20 Collateral. The representations and warranties of the Company included in Article IV of the Security Agreement are deemed to be incorporated herein and part hereof.

ARTICLE IV

CLOSING CONDITIONS & NOTIFICATION

Section 4.1 Conditions to Obligations of the Undersigned, each Holder and the Company. The obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes and of the Company to deliver the Consideration are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes, enjoins or otherwise prohibits the consummation of the Transactions, the Other Transactions, or the transactions contemplated by the Transaction Documents, and no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, or the Other Transactions;

(b)

there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, or the Other Transactions;

(c)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and, unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to Closing;

(d)

solely with regard to the obligation of the Company to deliver the Consideration, (i) the representations and warranties of each Holder contained in Article II shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and , unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) each Holder shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to Closing;

(e)	the Company and the Trustee shall have entered into the Indenture;

(f)	the Company and the Trustee shall have entered into the Security Agreement;

(g)	the Company and the Undersigned shall have entered into a registration rights agreement (the “Registration Rights Agreement”) in substantially the form of Exhibit F;

(h)	the Company and the Holders shall have entered into a Board Observer Agreement (the “Board Observer Agreement”) in substantially the form of Exhibit G;

(i)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, the Company shall have executed and delivered to the Undersigned a perfection certificate dated as of the Closing Date in form and substance reasonably satisfactory to the Collateral Agent;

(j)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, except as otherwise provided for in the Security Documents (as defined in the Indenture), the Indenture or the other documents entered into in connection with the Transactions, on the Closing Date, the Collateral Agent shall have received the Security Documents and other certificates, agreements or instruments necessary to create a valid security interest in favor of the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the New Notes, in all of the Collateral described in the Security Agreement substantially in form and substance reasonably satisfactory to the Collateral Agent, together with, subject to the requirements of the Security Documents, stock certificates and promissory notes required to be delivered pursuant to the Security Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, instrument or filing shall, unless expressly not required by the Indenture, the Security Documents or applicable law, be executed by the Company, and each such document shall be in full force and effect;

(k)	the Company and the Trustee shall have entered into a supplemental indenture to the indenture for the Outstanding Notes (the “Supplemental Indenture”) in substantially the form of Exhibit E;

(l)

the Other Transactions shall be consummated concurrently with the Closing of the Transactions, in accordance with the terms of the documents related thereto in the form entered into on the date hereof, and no amendments, modifications or waivers of any documentation relating to the Other Transactions shall have been made since the executed versions of such documentation provided to the Undersigned concurrently with the execution of this Agreement;

(m)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, the Company shall have delivered to each Holder (i) an opinion of Gibson, Dunn & Crutcher, counsel to the Company, addressed to such Holder, in form and substance reasonably acceptable to such Holder and (ii) such other customary documentation as such Holder shall reasonably request;

(n)

solely with regard to the obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes, the Company shall have furnished or caused to be furnished to the Undersigned, dated as of the Closing Date, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, or other officer satisfactory to the Undersigned, stating that (i) the representations and warranties of the Company set forth in Article II of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; (ii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

(o)

if, on the Closing Date, the exercise price of the warrants issued by the Company on or around September 18, 2023 to purchase, as such time, 16,634,507 shares of Common Stock (the “September Warrants”) is lower than 207% of the Minimum Price (as defined in the Indenture) of the New Notes, the Company shall, concurrently with the occurrence of the Closing, amend the September Warrants such that the exercise price thereof shall be equal to at least 207% of the Minimum Price; and

(p)	The Holder New Notes and the Holder New Shares shall be eligible for clearance and settlement through DTC under an unrestricted CUSIP.

Section 4.2 Notification. The Undersigned hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Company hereby covenants and agrees to notify the Undersigned and the Holders upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification. The Company agrees to indemnify each of the Holders and their Affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, costs, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the documented fees and disbursements of counsel and all other documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any person in connection with the consummation of, the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 5.2 Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person (other than the Company and its Affiliates or any other Holder or its Affiliates, but including any derivative action, suit or proceeding) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure, and then only to the extent of such prejudice. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed after a reasonable period of time to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, or if the Indemnified Party has, in the reasonable opinion of counsel, a material conflict on any material issue between the position of such Indemnified Party and any other party being represented by such counsel selected by the Company, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the documented expenses and fees of one such counsel (in addition to any necessary local counsel) and other documented expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) the Company shall not be liable for any settlement entered into by an Indemnified Party without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of any applicable losses and expenses.

Section 5.3 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article V prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Section 5.4 Release. In consideration for the agreements and covenants set forth in this Agreement, the Company, on behalf of itself and each of its Affiliates, knowingly, voluntarily and unconditionally releases and forever discharges from and for, and covenants not to sue, each Indemnified Party for any and all actions or inactions arising out of, relating to, or resulting from the Transactions that the Company has or may have, now or in the future; provided, however, that this Section 5.4 will not apply to any claims against any Holder with respect to a breach of this Agreement or any other Transaction Document or any rights of the Company under this Agreement or any other Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned, on behalf of itself and on behalf of each Holder, irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.5 Use of Holder Names. Neither the Company nor any of its Affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Undersigned or the Holder (whether in connection with the Company or in the Undersigned or the Holder’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Undersigned’s or the Holder’s name or the name of any of its Affiliates, or any derivative of any of the foregoing names (collectively, the “Holder Names”), in each case except (i) as authorized in writing in advance by the Holder in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Holder of such requirement (except where prohibited by Applicable Law) so that the Holder (or its applicable Affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Holder with any notification thereof, unless the Holder is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

Section 6.6 Expenses. The Company shall reimburse the Purchasers for all documented fees and out-of-pocket expenses incurred in connection with the Transactions promptly and, to the extent such documented fees and expenses are invoiced to the Company at least one business day prior to Closing, on the Closing Date

Section 6.7 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement.

Section 6.8 Assignment; Binding Effect. No Holder shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, except to an Affiliate of such Purchaser who assumes its obligations hereunder pursuant to a joinder or similar agreement reasonably acceptable to the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.9 Waiver; Remedies. No delay on the part of the Undersigned, any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced.

Section 6.10 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 6.11 Survival. The provisions of Article II, Article III, Section 4.2, Article V and Article VI shall survive the Closing.

Section 6.12 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Company:

4330 La Jolla Village Drive

Suite 200

San Diego, CA 92122

if to the Holders, as set forth on Exhibit A hereto.

Section 6.13 Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Undersigned or a Holder of any covenant, representation or warranty set forth in Article II. The Undersigned or a Holder may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III or (ii) the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) business day following the date hereof.

Section 6.14 Other Transactions. Nothing contained herein or in any other Transaction Document or other document related to the Other Transactions, and no action taken by any Holder pursuant hereto or thereto or by any other party pursuant to such other documents, shall be deemed to constitute the Holder and any other party under such other documents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such entities are in any way acting in concert or as a group with respect to their obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby.

Section 6.15 Consent to Transactions. Each Holder consents to the amendment of the indenture for the Existing Notes as set forth in the Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

BIORA THERAPEUTICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

By:
Name:
Title:

EXHIBIT A

Holders

Holder Name and Address	Exchanged Notes for New Notes (principal amount of 7.25% Notes to be exchanged for New Notes)	Holder New Notes	Exchanged Notes for Equity (principal amount of 7.25% Notes to be exchanged for Holder New Shares or Warrants	Holder New Shares (number of shares of Common Stock to be issued in exchange for Equity Exchanged Notes)	Warrant Shares (number of shares of Common Stock issuable upon exercise of Warrants issued in exchange for Equity Exchanged Notes)	Cash Payment (Accrued and Unpaid Interest on Exchanged Notes)***

Total

*	To be issued in the name of the Holder or any of its Affiliates as directed by the Undersigned or such Holder.
**	To be issued in the name of the Holder or any of its Affiliates as directed by the Undersigned or such Holder.
***	Assumes Closing Date of December 19, 2023. To be adjusted to reflect interest to, but excluding, the actual Closing Date.